Exhibit 23.2

Consent of Independent Registered Public Accountants
The Boards of Directors
Madison Bancorp, Inc.
Madison Square Federal Savings Bank
Baltimore, Maryland
     We consent to the use in this Registration Statement on Form S-1 on behalf of Madison Bancorp, Inc., of our report dated June 2, 2010, relating to the consolidated financial statements of Madison Square Federal Savings Bank, which appear in the Prospectus contained in such Registration Statement. We also consent to the reference to us under the heading “Experts” contained in the Prospectus.
Baltimore, Maryland
June 11, 2010
101 E. Chesapeake Avenue, Suite 300, Baltimore, Maryland 21286
410-583-6990 FAX 410-583-7061
Website: www.Rowles.com